UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

Organon & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40235	46-4838035
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Hudson Street, Floor 33, Jersey City, NJ		07302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (551) 430-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Agreement and Plan of Merger

On September 17, 2024, Organon & Co., a Delaware corporation (“Organon”, the “Company”), and Organon Bermuda Ltd., an exempted company limited by shares incorporated under the laws of Bermuda and an indirect wholly owned subsidiary of Organon (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Organon, Merger Sub, Dermavant Sciences Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (“Dermavant”) and Roivant Sciences Ltd., an exempted company limited by shares incorporated under the laws of Bermuda, solely in its capacity as the representative of the securityholders of Dermavant. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Dermavant, with Dermavant continuing as the surviving company and a wholly owned subsidiary of Organon (the “Merger”).

Organon has agreed to acquire Dermavant for aggregate consideration of up to approximately $1.2 billion, comprising (i) a payment of $175 million payable at the closing of the Merger; (ii) a $75 million milestone payment upon the receipt of FDA approval for the use of VTAMA® in the treatment of atopic dermatitis, and (iii) payments of up to $950 million upon the achievement of certain commercial milestones with respect to VTAMA®. Additionally, Dermavant shareholders will also earn tiered royalty payments based on net sales of VTAMA®.

The Merger is expected to close in the fourth quarter of calendar year 2024. Consummation of the Merger is subject to customary closing conditions, including the expiration of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the U.S. Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the absence of any action by a government authority challenging the Merger. The Merger Agreement contains customary representations, warranties, indemnities and covenants relating to the Merger. The Merger Agreement also includes customary termination provisions and provides that if the Merger has not been consummated by March 17, 2025 (subject, if the Merger has not closed due to failure to satisfy certain antitrust-related conditions, to an additional three-month extension, at the option of either Organon or Dermavant, to June 17, 2025), the parties may terminate the Merger Agreement and abandon the Merger. Additionally, Organon and Dermavant have the right to terminate the Merger Agreement and abandon the Merger in the event that the Merger has not been consummated by January 5, 2025 due to failure to satisfy certain antitrust-related conditions.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding the Merger Agreement

The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to Organon and Merger Sub in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk among Dermavant and its securityholders, on the one hand, and Organon and Merger Sub, on the other hand, rather than establishing matters as facts.

Cautionary Note Regarding Forward Looking Statements

Except for historical information, this Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s acquisition of Dermavant (including statements regarding regulatory approvals and the timing, benefits, and financial impact of such acquisition), potential regulatory approvals and other actions relating to VTAMA® (including the expected timeframe thereof), and Organon’s ability to reduce its leverage and strategically add growth assets. Forward-looking statements may be identified by words such as “foresees” “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of Organon’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward- looking statements. Risks and uncertainties include, but are not limited to, weakening of economic conditions that could adversely affect the level of demand for Dermavant’s products; the risk that the business will not be integrated successfully; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the ability to retain key personnel; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; pricing pressures globally, including rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general; an inability to fully execute on Organon’s product development and commercialization plans in the United States, Europe, and elsewhere internationally; an inability to adapt to the industry-wide trend toward highly discounted channels; changes in tax laws or other tax guidance which could adversely affect Organon’s cash tax liability, effective tax rates, and results of operations and lead to greater audit scrutiny; expanded brand and class competition in the markets in which Organon operates; and governmental initiatives that adversely impact Organon’s marketing activities. Organon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Organon’s filings with the Securities and Exchange Commission (“SEC”), including Organon’s most recent Annual Report on Form 10-K and subsequent SEC filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Agreement and Plan of Merger, dated September 17, 2024, by and among Organon & Co., Organon Bermuda Ltd., Dermavant Sciences Ltd. and Roivant Sciences Ltd.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished. Additionally, portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such portions are (i) not material and (ii) are the type of information the registrant customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Organon & Co.

By:	/s/ Kirke Weaver
	Name:	Kirke Weaver
	Title:	General Counsel & Corporate Secretary

Dated: September 23, 2024